Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

September 20, 2024

Pieris Pharmaceuticals, Inc.

1225 Franklin Street, 26th Floor

Boston, Massachusetts 02110

To the addressee set forth above:

We have acted as local Nevada counsel to Pieris Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the issuance by the Company of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to that certain Agreement and Plan of Merger, dated as of July 23, 2024, by and among the Company, Polo Merger Sub, Inc., a Delaware corporation, and Palvella Therapeutics, Inc., a Delaware corporation (the “Merger Agreement”), all as more fully described in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-281459) (as amended through and including the date hereof, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares as contemplated by the Merger Agreement and as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Merger Agreement and the Registration Statement.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Company’s articles of incorporation (including the certificate of designation relating to the Company’s Series F Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”)) and bylaws, each as amended to date (collectively, the “Governing Documents”), and (iv) such other agreements, instruments, corporate records (including resolutions of the board of directors and any committee thereof) and documents, or forms thereof, as we have deemed necessary or appropriate. For purposes of issuing this opinion letter, we have also obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

www.bhfs.com

Pieris Pharmaceuticals, Inc.

September 20, 2024

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof, (ii) the obligations of each party to any document we have reviewed are or will be its valid and binding obligations, enforceable in accordance with its terms; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (vi) prior to the issuance of any Shares, the Public Company Charter Amendment (as defined in the Merger Agreement) relating to an increase in the number of authorized shares of Common Stock (the “Authorized Shares Amendment”) will have been approved by the Company’s stockholders as and to the extent required by, and will have been filed with and accepted by the Nevada Secretary of State in accordance with, Applicable Nevada Law (as defined below); (vii) as of immediately after giving effect to any redemption of the Series F Preferred Stock, the Company would be able to pay its debts as they become due in the usual course of business and the Company’s total assets would be not less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved immediately after the time of such redemption, to satisfy the preferential rights upon such dissolution of holders of shares of any class or series of the capital stock of the Company having preferential rights superior to the Series F Preferred Stock; and (viii) after the issuance of any Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan, arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

As used herein, all references to (i) “statutes” generally, are to the Nevada Revised Statutes as in effect on the date hereof; and (ii) “Applicable Nevada Law” are to those statutes, rules and regulations of the State of Nevada, which we, in the exercise of our customary professional diligence, recognize as being directly applicable to the Company and the transactions contemplated by the Merger Agreement and the Registration Statement.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Pieris Pharmaceuticals, Inc.

September 20, 2024

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.    The Shares have been duly authorized by the Company and if, when and to the extent any Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Merger Agreement, and as described in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

2.    If and when the Authorized Shares Amendment is approved by the holders of a majority of the collective voting power of the outstanding shares of Common Stock and Series F Preferred Stock, voting together as a single class and otherwise in the manner prescribed by the Governing Documents and as described in the Registration Statement, the Authorized Shares Amendment will be duly authorized by the Company’s stockholders in accordance with Applicable Nevada Law.

3.    The redemption of Series F Preferred Stock, in the manner prescribed by the Governing Documents and as described in the Registration Statement, is permitted under Applicable Nevada Law.

The opinions expressed herein are based upon the Applicable Nevada Law and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the date the Registration Statement becomes effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP